     As filed with the Securities and Exchange Commission on May 11, 2000
                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                                   Form S-8
                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                               ----------------

                            McDonald's Corporation
              (Exact name of issuer as specified in its charter)

        DELAWARE                                         36-2361282
(State of incorporation)                    (I.R.S. Employer Identification No.)

             One McDonald's Plaza, Oak Brook, Illinois 60523-1900
             (Address and zip code of principal executive offices)

                               ----------------

          McDONALD'S CORPORATION 1992 STOCK OWNERSHIP INCENTIVE PLAN
                           (Full title of the Plan)

                               ----------------

                                GLORIA SANTONA
              Vice President, U.S. General Counsel and Secretary
                             One McDonald's Plaza
                        Oak Brook, Illinois 60523-1900
                                (630) 623-3373
           (Name, address and telephone number of agent for service)

                               ----------------

                        CALCULATION OF REGISTRATION FEE
================================================================================

                                               Proposed Maximum    Proposed Maximum
Title of Securities    Amount of Shares         Offering Price        Aggregate           Amount of
  to be Registered     to be Registered (1)     Per Share (2)       Offering Price     Registration Fee
-----------------------------------------------------------------------------------------------------------
 Common Stock, par         28,000,000             $35.59375          $996,625,000         $263,109
 value $.01 per share
===========================================================================================================

(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this
     Registration Statement registers such indeterminate number of additional shares as may be issuable under the Plan in connection with share splits, share dividends or similar transactions.
(2)  Estimated pursuant to Rule 457(h) based on the average of the high and low prices for the Common Stock as reported on the New York Stock Exchange
     Composite Tape on May 5, 2000.
===========================================================================================================

                                    PART II

The contents of Registration Statement No. 333-03409 under the Securities Exchange Act of 1933 of McDonald's Corporation are incorporated herein by reference.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

  The undersigned hereby files the exhibits identified on the Exhibit Index included as part of this Registration Statement.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, and State of Illinois, on the 11th day of May, 2000.

                                    McDONALD'S CORPORATION


                                    By:  /s/ Michael L. Conley
                                         ---------------------
                                         Michael L. Conley
                                         Executive Vice President and Chief
                                         Financial Officer

  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael L. Conley, Jeffrey B. Kindler and Gloria Santona, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 11th day of May, 2000.

/s/ Hall Adams, Jr.
-----------------------------------------------------         -------------------------------------------------------
Hall Adams, Jr.                                               Andrew J. McKenna
Director                                                      Director


/s/ James R. Cantalupo                                        /s/ Michael R. Quinlan
-----------------------------------------------------         -------------------------------------------------------
James R. Cantalupo                                            Michael R. Quinlan
Vice Chairman and President and Director                      Chairman of the Executive Committee and Director



/s/ Gordon C. Gray                                            /s/ Terry L. Savage
-----------------------------------------------------         -------------------------------------------------------
Gordon C. Gray                                                Terry L. Savage
Director                                                      Director



/s/ Jack M. Greenberg                                         /s/ Roger W. Stone
-----------------------------------------------------         -------------------------------------------------------
Jack M. Greenberg                                             Roger W. Stone
Chairman and Chief Executive Officer and Director             Director

                                                              /s/ Robert N. Thurston
-----------------------------------------------------         -------------------------------------------------------
Enrique Hernandez, Jr.                                        Robert N. Thurston
Director                                                      Director

                                                              /s/ Fred L. Turner
-----------------------------------------------------         -------------------------------------------------------
Jeanne P. Jackson                                             Fred L. Turner
Director                                                      Senior Chairman and Director


/s/ Donald R. Keough                                          /s/ B. Blair Vedder, Jr.
-----------------------------------------------------         -------------------------------------------------------
Donald R. Keough                                              B. Blair Vedder, Jr.
Director                                                      Director

/s/ Donald G. Lubin                                           /s/ Michael L. Conley
-----------------------------------------------------         -------------------------------------------------------
Donald G. Lubin                                               Michael L. Conley
Director                                                      Executive Vice President and Chief Financial Officer



/s/ Walter E. Massey                                          /s/ Christopher Pieszko
-----------------------------------------------------         -------------------------------------------------------
Walter E. Massey                                              Christopher Pieszko
Director                                                      Senior Vice President and Corporate Controller

                               INDEX TO EXHIBITS

Exhibit
Number    Exhibit


4. Instruments defining the rights of security holders, including indentures(A):

     (a) Senior Debt Securities Indenture dated as of October 19, 1996 incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement (File No. 333-14141).

          (i) 6-3/8% Debentures due January 8, 2028. Supplemental Indenture No. 1 dated as of January 8, 1998, incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated January 5, 1998.

          (ii) 5.90% REset Put Securities due 2011. Supplemental Indenture No. 2 dated as of May 11, 1998, incorporated herein by reference from Exhibit 4(a) of Form 8-K dated May 6, 1998.

          (iii) 6% REset Put Securities due 2012. Supplemental Indenture No. 3 dated as of June 23, 1998, incorporated herein by reference from
                Exhibit 4(a) of Form 8-K dated June 18, 1998.

          (iv) Medium-Term Notes, Series F, due from 1 year to 60 years from the Date of Issue. Supplemental Indenture No. 4 incorporated herein by reference from Exhibit (4)(c) of Form S-3 Registration Statement (File No. 333-59145), dated July 15, 1998.

     (b) Subordinated Debt Securities Indenture dated as of October 18, 1996, incorporated herein by reference from Form 8-K dated October 18, 1996.

          (i) 7-1/2% Subordinated Deferrable Interest Debentures due 2036. Supplemental Indenture No. 1 dated as of November 5, 1996, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated October 18, 1996.

          (ii) 7-1/2% Subordinated Deferrable Interest Debentures due 2037. Supplemental Indenture No. 2 dated as of January 14, 1997, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated January 9, 1997.

          (iii) 7.31% Subordinated Deferrable Interest Debentures due 2027. Supplemental Indenture No. 3 dated September 24, 1997, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated September 19, 1997.

     (c) Debt Securities. Indenture dated as of March 1, 1987 incorporated herein by reference from Exhibit 4(a) of Form S-3 Registration Statement (File No. 33-12364).

          (i) Medium-Term Notes, Series B, due from nine months to 30 years from Date of Issue. Supplemental Indenture No. 12 incorporated herein by reference from Exhibit (4) of Form 8-K dated August 18, 1989 and Forms of Medium-Term Notes, Series B, incorporated herein by reference from Exhibit (4)(b) of Form 8-K dated September 14, 1989.

          (ii) Medium-Term Notes, Series C, due from nine months to 30 years from Date of Issue. Form of Supplemental Indenture No. 15 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File No. 33-34762), dated May 14, 1990.

          (iii) Medium-Term Notes, Series C, due from nine months (U.S. Issue)/184 days (Euro Issue) to 30 years from Date of Issue. Amended and restated Supplemental Indenture No. 16 incorporated herein by reference from Exhibit (4) of Form 10-Q for the period ended March 31, 1991.

          (iv) 8-7/8% Debentures due 2011. Supplemental Indenture No. 17 incorporated herein by reference from Exhibit (4) of Form 8-K dated April 22, 1991.

          (v) Medium-Term Notes, Series D, due from nine months (U.S. Issue)/184 days (Euro Issue) to 60 years from Date of Issue. Supplemental Indenture No. 18 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File No. 33-42642), dated September 10, 1991.

          (vi) 6-3/4% Notes due February 15, 2003. Form of Supplemental Indenture No. 20 incorporated herein by reference from Exhibit
                 (4) of Form 8-K dated March 1, 1993.

          (vii) 7-3/8% Debentures due July 15, 2033. Form of Supplemental Indenture No. 21 incorporated herein by reference from Exhibit
                 (4)(a) of Form 8-K dated July 15, 1993.

          (viii) Medium-Term Notes, Series E, due from nine months (U.S. Issue)/ 184 days (Euro Issue) to 60 years from the Date of Issue. Supplemental Indenture No. 22 incorporated herein by reference from Exhibit 4(b) of Form S-3 Registration Statement (File No. 33-60939), dated July 13, 1995.

          (ix) 6-5/8% Notes due September 1, 2005. Form of Supplemental Indenture No. 23 incorporated herein by reference from Exhibit
                 (4)(a) of Form 8-K dated September 5, 1995.

          (x) 7.05% Debentures due 2025. Form of Supplemental Indenture No. 24 incorporated herein by reference from Exhibit (4)(a) of Form 8-K dated November 13, 1995.

5.     Opinion of Gloria Santona, including consent.

23(a)  Consent of Gloria Santona in included in exhibit 5.

23(b)  Consent of Ernst & Young LLP.

24     Power of Attorney (included on signature page hereof).
__________
(A) Other instruments defining the rights of holders of long-term debt of the registrant and all of its subsidiaries for which consolidated financial statements are required to be filed and which are not required to be registered with the Securities and Exchange Commission, are not included herein as the securities authorized under these instruments, individually, do not exceed 10% of the total assets of the registrant and its subsidiaries on a consolidated basis. An agreement to furnish a copy of any such instruments to the Securities and Exchange Commission upon request has been filed with the Commission.